The Board of Managers and the Owners of Variable Annuity Contracts of
The Travelers Timed Growth and Income Stock Account for Variable Annuities



Ladies and Gentlemen:

We have audited the financial statements of The Travelers Timed Growth and Income Stock Account forVariable Annuities, for the year ended December 31, 2003, and have issued our report thereon dated February
17, 2004. In planning and performing our audit of the financial statements of The Travelers Timed Growth and Income Stock Account for Variable Annuities, we considered its internal control,including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR. An audit does not include examining the effectiveness of internal control and does not provide assurance on internal control.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of management and the Board of Directors of The Travelers Timed Growth and Income Stock Account for Variable Annuities and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,


/s/ KPMG LLP




Hartford, CT
February 17, 2004